Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On February 10, 2025, Columbus McKinnon Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which the Company agreed to purchase all of the issued and outstanding equity of Kito Crosby Limited (“Kito Crosby”) (such acquisition being the “Kito Crosby Acquisition”), with Kito Crosby continuing as a wholly owned subsidiary of the Company following closing. On February 3, 2026, on the terms and subject to the conditions set forth in the Stock Purchase Agreement, the Company closed the Kito Crosby Acquisition.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives effect to the Kito Crosby Acquisition, the financing arrangements related thereto and the Divestiture (as defined below) (see “—Description of the Financing” and “—Description of the Divestiture” below for further details) as if those transactions (collectively, the “Transactions”) had been completed on December 31, 2025 and combines the historical unaudited condensed consolidated balance sheet of the Company as of December 31, 2025 with Kito Crosby’s historical unaudited condensed consolidated balance sheet as of September 30, 2025. Refer to Note 1—Basis of Presentation for more information regarding the differing balance sheet periods presented.

The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2025 and twelve months ended March 31, 2025 give effect to the Transactions as if they had occurred on April 1, 2024, the first day of the Company’s fiscal year 2025. The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2025 combines the Company’s historical unaudited condensed consolidated statement of operations for the nine months ended December 31, 2025 with Kito Crosby’s historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2025, and reflects pro forma adjustments to remove the historical results of the Divestiture Business (as defined below) from the Company’s results. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 combines the historical audited consolidated statement of operations of the Company for the fiscal year ended March 31, 2025 with Kito Crosby’s historical unaudited consolidated combined statement of operations for the twelve months ended March 31, 2025, and reflects pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results. Refer to Note 1—Basis of Presentation for more information regarding the differing fiscal year ends and periods presented.

The historical financial statements of the Company and Kito Crosby have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Transactions in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain reclassifications have also been made to conform the historical financial statement presentation of Kito Crosby to that of the Company. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. The following unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings due to operating efficiencies, or any other business changes or synergies that may result from the Transactions.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the separate audited financial statements of the Company as of and for the fiscal year ended March 31, 2025 and the related notes, included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025;

•

the separate unaudited financial statements of the Company as of and for the nine months ended December 31, 2025 and the related notes, included in the Company’s Quarterly Report on Form 10-Q for the nine months ended December 31, 2025;

•	the separate audited consolidated financial statements of Kito Crosby as of and for the fiscal year ended December 31, 2024 and the related notes; and

•	the separate unaudited condensed consolidated financial statements of Kito Crosby as of and for the nine months ended September 30, 2025 and September 30, 2024, and the related notes.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Transactions related thereto had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the Company following the closing of the Transactions. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Differences between these preliminary estimates and the final accounting for the Transactions may arise and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the Company’s future results of operations and financial position following the closing of the Transactions. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

Description of the Kito Crosby Acquisition

The Company entered into the Stock Purchase Agreement to acquire all of the issued and outstanding equity of Kito Crosby from its existing equity holders for aggregate cash consideration of $2.7 billion on a cash-free, debt-free basis, subject to customary adjustments and transaction-related payments.

The Kito Crosby Acquisition was funded through a combination of proceeds from new debt facilities, proceeds from the issuance of the Notes (as defined herein) and proceeds from the issuance of Series A Cumulative Convertible Participating Preferred Shares, par value $1.00 per share (the “Preferred Shares”). In connection with the closing of the Kito Crosby Acquisition, the Company repaid outstanding indebtedness of Kito Crosby, as set forth in the applicable payout letters. In addition, Kito Crosby settled all outstanding in-the-money employee stock options immediately prior to the closing of the Kito Crosby Acquisition. No Kito Crosby equity awards were converted into Company equity awards or shares of the Company’s common stock or were assumed as part of the Company’s compensation program following the closing of the Kito Crosby Acquisition.

Description of the Financing

On February 3, 2026, in connection with the closing of the Kito Crosby Acquisition, the Company entered into a credit agreement (the “New Credit Agreement”) with the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The New Credit Agreement provides for senior secured financing consisting of (i) a senior secured term loan B facility in an aggregate principal amount of $1.650 billion (the “Term Loan B Facility”) and (ii) a senior secured revolving credit facility in an aggregate principal amount of $500.0 million (the “Revolving Credit Facility”). The Term Loan B Facility was drawn in full at the closing of the Kito Crosby Acquisition and will mature on the date that is seven years after the Kito Crosby Acquisition closing date. The Revolving Credit Facility will mature on the date that is five years after the Kito Crosby Acquisition closing date and $75.0 million of the Revolving Credit Facility was drawn at the closing of the Kito Crosby Acquisition. Proceeds from the Term Loan B Facility and from the Revolving Credit Facility drawn on the date of the closing of the Kito Crosby Acquisition were used, together with the net proceeds from the offering of the Notes and the proceeds from the sale of the Preferred Shares, to finance the Kito Crosby Acquisition (including the repayment of Kito Crosby’s existing indebtedness), to refinance the Company’s senior secured credit facilities, to pay any related fees and expenses and to finance working capital and other general corporate purposes. In connection with the closing of the offering of the Notes and the Company’s entry into the New Credit Agreement, the Company terminated its debt commitment letter, dated as of February 10, 2025, with JPMorgan Chase Bank, N.A., which had provided for $3.05 billion of borrowings consisting of a term loan facility in the aggregate amount of up to $1.325 billion, a revolving facility in the aggregate amount of $500.0 million and a bridge loan facility in the aggregate amount of up to $1.225 billion (the “Bridge Facility”), in each case, to be used to finance the Kito Crosby Acquisition.

On January 30, 2026, the Company completed an offering of $900.0 million in aggregate principal amount of its 7.125% Senior Secured Notes due 2033 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), outside the United States to certain persons in reliance on Regulation S under the Securities Act or to “institutional” accredited investors (as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under Regulation D promulgated under the Securities Act).

In connection with the Kito Crosby Acquisition, the Company also entered into an investment agreement with, among other parties, CD&R XII Keystone Holdings, L.P. (“CD&R Investor”), pursuant to which the CD&R Investor purchased 800,000 Preferred Shares for an aggregate purchase price of $800.0 million. The Preferred Shares accrue dividends at a rate of 7.00% per annum, compounded quarterly, payable in cash or in-kind, and are convertible into common shares of the Company at an initial conversion price of $37.68 per share, subject to customary anti-dilution adjustments.

Description of the Divestiture

On January 13, 2026, the Company entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Star Hoist Intermediate, LLC (“Star Hoist”) for the sale of its U.S. power chain hoist and chain manufacturing operations based out of its Damascus, Virginia and Lexington, Tennessee facilities and certain other assets (collectively, the “Divestiture Business” and such divestiture transaction being the “Divestiture”). On March 4, 2026, upon the terms and subject to the conditions of the Equity Purchase Agreement, the Company completed the Divestiture. Upon completion of the Divestiture, Star Hoist paid the Company cash consideration of approximately $210 million, subject to certain customary adjustments. The Company expects to use the equivalent of all of the proceeds from the Divestiture, net of tax effects and transaction-related costs, to repay a portion of the Term Loan B Facility, including all accrued interest through such date.

In connection with the Divestiture, the Company has agreed to temporarily provide certain technology, accounting, supply chain and other support services to Star Hoist as part of a transition services agreement (“TSA”). The Company expects to incur costs to support the TSA, which are expected to be charged to and reimbursed by Star Hoist. No activities associated with the TSA are reflected within the pro forma financial information as they are either not material or not determinable at this time. The Company does not expect the net activities related to the TSA to have a material effect on its financial position or results of operations.

Accounting for the Kito Crosby Acquisition

The Kito Crosby Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate Kito Crosby Acquisition consideration has been allocated to Kito Crosby’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Kito Crosby Acquisition. The process of valuing the net assets of Kito Crosby immediately prior to the Kito Crosby Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate Kito Crosby Acquisition consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1—Basis of Presentation for more information.

Generally, unless indicated otherwise, financial data included in the pro forma unaudited condensed combined financial information is presented in thousands of U.S. Dollars and has been prepared on the basis of U.S. GAAP and the Company’s accounting policies.

Accounting for the Divestiture

The Divestiture is accounted for as a deconsolidation in accordance with ASC Topic 810, Consolidation. On the closing date of the Divestiture, the Company derecognized the assets and liabilities of the Divestiture Business and recognized in earnings a gain or loss equal to the consideration received from the Divestiture less the carrying amount of net assets disposed.

It is expected that the Divestiture will not meet the criteria to be classified as a discontinued operation under ASC Topic 205, Presentation of Financial Statements, because the disposal does not represent a strategic shift that has or is expected to have a major effect on the Company’s operations or financial results. Accordingly, the historical results of the Divestiture Business are presented within continuing operations.

For purposes of the unaudited pro forma condensed combined financial information, the Company has reflected the $210 million of gross proceeds received from the Divestiture. The unaudited pro forma condensed combined financial information removes historical assets, liabilities, and results of the Divestiture perimeter and reflects the expected use of the equivalent of all of the proceeds from the Divestiture, net of tax effects and transaction-related costs, to repay a portion of the Term Loan B Facility along with all accrued interest through such date. The ultimate accounting for the Divestiture will depend on closing date balances and may differ materially from the pro forma assumptions. Refer to Note 6 – Divestiture Adjustments for more information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2025 ($ in 000’s)

	Columbus McKinnon Corporation (Historical)	Kito Crosby as Reclassified (Note 2)	Kito Crosby Acquisition Adjustments	Note 4	Financing Adjustments	Note 5	Columbus McKinnon Corporation Adjusted for Kito Crosby Acquisition	Divestiture Adjustments	Note 6	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$35,484	$177,300	$(2,995,808)	(a)	$2,888,505	(a)	$105,481	$—	(a)	$105,481
Trade accounts receivable, less allowance for credit losses	174,326	191,000	—		—		365,326	(11,464)	(b)	353,862
Inventories	222,377	366,600	77,794	(b)	—		666,771	(21,384)	(b)	645,387
Prepaid expenses and other	49,726	41,100	2,136	(c)	—		92,962	(2,324)	(b)	90,638

Total current assets	$481,913	$776,000	$(2,915,878)		$2,888,505		$1,230,540	$(35,172)		$1,195,368
Property, plant and equipment, net	102,384	270,700	108,762	(d)	—		481,846	(9,860)	(b)	471,986
Goodwill	731,546	133,197	794,016	(e)	—		1,658,759	(68,630)	(b)	1,590,129
Other intangibles, net	345,746	222,700	1,157,300	(f)	—		1,725,746	—		1,725,746
Marketable securities	10,465	—	—		—		10,465	—		10,465
Deferred taxes on income	10,158	—	—		—		10,158	—		10,158
Other assets	80,308	68,600	—		5,162	(b)	154,070	(1,018)	(b)	153,052

Total assets	$1,762,520	$1,471,197	$(855,800)		$2,893,667		$5,271,584	$(114,680)		$5,156,904

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	90,822	100,100	—		—		190,922	(6,933)	(b)	183,989
Accrued liabilities	121,475	123,200	—		—		244,675	(2,493)	(b)	242,182
Current portion of long-term debt and finance lease obligations	50,829	10,000	(10,000)	(g)	25,000	(c)	75,829	(418)	(b)	75,411

Total current liabilities	$263,126	$233,300	$(10,000)		$25,000		$511,426	$(9,844)		$501,582
Term loan, AR securitization facility and finance lease obligations	399,439	960,100	(960,100)	(g)	2,105,772	(d)	2,505,211	(160,161)	(a), (b)	2,345,050
Other non-current liabilities	177,104	128,400	282,300	(h)	—		587,804	—		587,804

Total liabilities	$839,669	$1,321,800	$(687,800)		$2,130,772		$3,604,441	$(170,005)		$3,434,436

Equity:
Shareholders’ equity:
Voting common stock	287	135,300	(135,300)	(i)	—		287	—		287
Treasury stock	(11,000)	(12,300)	12,300	(i)	—		(11,000)	—		(11,000)
Redeemable convertible preferred stock	—	—	—		788,000	(e)	788,000	—		788,000
Additional paid-in capital	538,732	734,600	(734,600)	(i)	—		538,732	—		538,732
Retained earnings	386,829	(637,103)	606,300	(i)	(25,105)	(f)	330,921	55,325	(a)	386,246
Accumulated other comprehensive income (loss)	8,003	(83,300)	83,300	(i)	—		8,003	—		8,003
Noncontrolling interest	—	12,200	—		—		12,200	—		12,200

Total shareholders’ equity	$922,851	$149,397	$(168,000)		$762,895		$1,667,143	$55,325		$1,722,468

Total liabilities and shareholders’ equity	$1,762,520	$1,471,197	$(855,800)		$2,893,667		$5,271,584	$(114,680)		$5,156,904

See the accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended December 31, 2025

($ in 000’s, except per share data)

	Columbus McKinnon Corporation (Historical)	Kito Crosby as Reclassified (Note 2)	Kito Crosby Acquisition Adjustments	Note 4	Financing Adjustments	Note 5	Columbus McKinnon Corporation Adjusted for Kito Crosby Acquisition	Divestiture Adjustments	Note 6	Pro Forma Combined
Net sales	$755,622	$833,700	$—		$—		$1,589,322	$(100,370)	(c)	$1,488,952

Cost of products sold	499,083	522,520	14,958	(j)	—		1,036,561	(59,951)	(c)	976,610

Gross profit	$256,539	$311,180	$(14,958)		$—		$552,761	$(40,419)		$512,342

Selling expenses	86,430	76,414	—		—		162,844	(9,173)	(c)	153,671
General and administrative expenses	99,277	98,840	—		—		198,117	(2,288)	(c)	195,829
Research and development expenses	14,044	12,026	—		—		26,070	(876)	(c)	25,194
Amortization of intangibles	22,940	14,639	78,411	(l)	—		115,990	—		115,990

Income (loss) from operations	$33,848	$109,261	$(93,369)		$—		$49,740	$(28,082)		$21,658
Interest and debt expense	25,757	50,900	(50,900)	(m)	119,604	(g)	145,361	(8,604)	(e)	136,757
Investment (income)	(1,965)	(700)	—		—		(2,665)	—		(2,665)
Foreign currency exchange loss, net	904	—	—		—		904	—		904
Other (income) expense, net	(138)	700	—		—		562	(3)		559

Income (loss) before taxes	$9,290	$58,361	$(42,469)		$(119,604)		$(94,422)	$(19,475)		$(113,897)
Income tax expense (benefit)	595	18,800	5,960	(n)	(29,900)	(i)	(4,545)	(4,869)	(g)	(9,414)

Net income (loss)	$8,695	$39,561	$(48,429)		$(89,704)		$(89,877)	$(14,606)		$(104,483)
Net income attributable to noncontrolling interests	—	900	—		—		900	—		900

Net income (loss) attributable to common shareholders	$8,695	$38,661	$(48,429)		$(89,704)		$(90,777)	$(14,606)		$(105,383)

Earnings Per Share Attributable to Common Shareholders
Basic income (loss) per share	0.30									(5.16)
Diluted income (loss) per share	0.30									(5.12)
Weighted Average Number of Shares Outstanding
Basic	28,704									28,704
Diluted	28,906									28,906

See the accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended March 31, 2025

($ in 000’s, except per share data)

	Columbus McKinnon Corporation (Historical)	Kito Crosby as Reclassified (Note 2)	Kito Crosby Acquisition Adjustments	Note 4	Financing Adjustments	Note 5	Columbus McKinnon Corporation Adjusted for Kito Crosby Acquisition	Divestiture Adjustments	Note 6	Pro Forma Combined
Net sales	$963,027	$1,083,300	$—		$—		$2,046,327	$(135,455)	(c)	$1,910,872

Cost of products sold	637,347	669,470	97,738	(j)	—		1,404,555	(75,019)	(c)	1,329,536

Gross profit	$325,680	$413,830	$(97,738)		$—		$641,772	$(60,436)		$581,336

Selling expenses	110,043	79,342	—		—		189,385	(4,955)	(c)	184,430
General and administrative expenses	107,249	157,459	36,039	(k)	—		300,747	3,601	(c), (d)	304,348
Research and development expenses	23,869	14,229	—		—		38,098	—		38,098
Amortization of intangibles	29,946	18,100	105,967	(l)	—		154,013	—		154,013

Income (loss) from operations	$54,573	$144,700	$(239,744)		$—		$(40,471)	$(59,082)		$(99,553)
Interest and debt expense	32,426	87,500	(87,500)	(m)	183,029	(g)	215,455	(11,472)	(e)	203,983
Investment (income)	(1,302)	—	—		—		(1,302)	—		(1,302)
Foreign currency exchange loss, net	3,179	—	—		—		3,179	—		3,179
Other (income) expense, net	25,775	(300)	—		4,739	(h)	30,214	(105,325)	(f)	(75,111)

Income (loss) before taxes	$(5,505)	$57,500	$(152,244)		$(187,768)		$(288,017)	$57,715		$(230,302)
Income tax expense (benefit)	(367)	24,600	(9,664)	(n)	(46,943)	(i)	(32,374)	34,347	(g)	1,973

Net income (loss)	$(5,138)	$32,900	$(142,580)		$(140,825)		$(255,643)	$23,368		$(232,275)
Net income attributable to noncontrolling interests	—	900	—		—		900	—		900

Net income (loss) attributable to common shareholders	$(5,138)	$32,000	$(142,580)		$(140,825)		$(256,543)	$23,368		$(233,175)

Earnings Per Share Attributable to Common Shareholders
Basic income (loss) per share	(0.18)									(10.11)
Diluted income (loss) per share	(0.18)									(10.11)
Weighted Average Number of Shares Outstanding
Basic	28,738									28,738
Diluted	28,738									28,738

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X.

The Company’s historical financial statements and Kito Crosby’s historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 2—Presentation of Kito Crosby – Reclassification Adjustments, certain reclassifications were made to align the Company and Kito Crosby’s financial statement presentation. The Company is currently in the process of evaluating Kito Crosby’s accounting policies and as a result of that review, additional differences could be identified between the accounting policies of the two companies. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Kito Crosby’s financial statements to the accounting policies used by the Company.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC Topic 805, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical financial statements of the Company and Kito Crosby. Under ASC Topic 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed is allocated to goodwill.

The allocation of aggregate purchase consideration depends upon certain estimates and assumptions, all of which are preliminary. The Company intends to finalize valuations upon completion of the Kito Crosby Acquisition and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the close of the Kito Crosby Acquisition. The assets and liabilities of Kito Crosby have been measured based on various preliminary estimates using assumptions that the Company believes are reasonable based on currently available information. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final purchase accounting will occur, and the final purchase accounting could be materially different from the preliminary estimates used to prepare the accompanying unaudited pro forma condensed combined financial information and could have a material impact on the Company’s future results of operations and financial position.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 is presented as if the Transactions had occurred on December 31, 2025 and combines the historical unaudited condensed consolidated balance sheet of the Company as of December 31, 2025 with the historical unaudited condensed consolidated balance sheet of Kito Crosby as of September 30, 2025, and reflects pro forma adjustments to remove the historical assets and liabilities of the Divestiture Business from the Company’s financial position. The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2025 and twelve months ended March 31, 2025 has been prepared as if the Transactions had occurred on April 1, 2024. The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2025 combines the Company’s historical unaudited condensed consolidated statement of operations for the nine months ended December 31, 2025 with Kito Crosby’s historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2025, and reflects pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results. The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 combines the Company’s historical audited consolidated statement of operations for the fiscal year ended March 31, 2025 with Kito Crosby’s historical unaudited consolidated statement of operations for the twelve months ended March 31, 2025, and reflects pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results.

The Company’s fiscal year ends on March 31st, while Kito Crosby’s fiscal year ends on December 31st. As the Company’s fiscal year end differs by one quarter from Kito Crosby’s fiscal year end, the unaudited pro forma condensed combined statements of operations presented herein have been prepared using the differing fiscal periods as follows:

•

The unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2025 presented herein combines (i) the Company’s historical unaudited results for the nine months ended December 31, 2025, (ii) Kito Crosby’s historical results for the nine months ended September 30, 2025 and (iii) pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results.

•

The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 presented herein combines (i) the Company’s historical audited results for the fiscal year ended March 31, 2025, (ii) Kito Crosby’s historical results for the twelve months ended March 31, 2025, calculated as its year ended December 31, 2024 plus the three months ended March 31, 2025, less the three months ended March 31, 2024 and (iii) pro forma adjustments to remove the historical results of the Divestiture Business from the Company’s results.

As of the date of this filing, Kito Crosby’s audited consolidated financial statements for the year ended December 31, 2025 are not yet available because Kito Crosby is in the process of completing its annual audit and related year-end procedures. Accordingly, the unaudited pro forma condensed combined financial information has been prepared using Kito Crosby’s historical unaudited condensed consolidated balance sheet as of September 30, 2025 and the historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2025, which represent the most recent historical financial information of Kito Crosby available for purposes of this filing. As a result, the unaudited pro forma condensed combined balance sheet as of December 31, 2025 reflects Kito Crosby’s financial position as of September 30, 2025 and the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2025 does not include Kito Crosby’s results for the three months ended December 31, 2025. Actual results for Kito Crosby for the year ended December 31, 2025, when available, may differ materially from the historical interim results included herein.

In addition, due to the alignment of Kito Crosby’s fiscal year ended December 31, 2024 with the Company’s fiscal year ended March 31, 2025, the three-month period ended March 31, 2025 for Kito Crosby is reflected in both the annual unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2025 and the interim unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2025.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from (i) the Kito Crosby Acquisition or any acquisition or integration costs that may be incurred or (ii) the Divestiture or any disposal or separation costs that may be incurred. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances. There are no material transactions between the Company and Kito Crosby during the periods presented. Accordingly, there are no adjustments to eliminate transactions between the Company and Kito Crosby reflected in the unaudited pro forma condensed combined financial information.

Note 2 – Presentation of Kito Crosby – Reclassification Adjustments

During the preparation of the unaudited pro forma condensed combined financial information, management performed a preliminary analysis of Kito Crosby’s financial information to identify differences in accounting policies as compared to those of the Company and differences in financial statement presentation as compared to the presentation of the Company. With the information currently available, the Company has determined that no significant adjustments are necessary to conform Kito Crosby’s financial statements to the accounting policies used by the Company. However, certain reclassification adjustments have been made to conform Kito Crosby’s historical unaudited financial statement presentation to the Company’s audited financial statement presentation.

A.	Refer to the table below for a summary of reclassification adjustments made to present Kito Crosby’s balance sheet as of September 30, 2025 to conform with that of the Company’s:

(in 000’s)

Columbus McKinnon Balance Sheet Line Items	Kito Crosby Historical Balance Sheet Line Items	Kito Crosby As of September 30, 2025	Reclassification	Kito Crosby Reclassed
ASSETS
Current assets:
Cash and cash equivalents	Cash and cash equivalents	$177,300	$—	$177,300
Trade accounts receivable, less allowance for credit losses	Accounts receivable	191,000	—	191,000
Inventories	Inventories, net	366,600	—	366,600
Prepaid expenses and other	Prepaid expenses and other current assets	16,700	24,400	41,100
	Income taxes receivable	24,400	(24,400)	—

Total current assets		$776,000	$—	$776,000
Property, plant and equipment, net	Property, plant and equipment, net	270,700	—	270,700
Goodwill	Goodwill, net	133,197	—	133,197
Other intangibles, net	Other intangible assets, net	222,700	—	222,700
Marketable securities		—	—	—
Deferred taxes on income		—	—	—
Other assets	Other non-current assets	68,600	—	68,600

Total assets		$1,471,197	$—	$1,471,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	Accounts payable	$100,100	$—	$100,100
Accrued liabilities	Accrued expenses and other current liabilities	123,200	—	123,200
Current portion of long-term debt and finance lease obligations	Current portion of long-term debt	10,000	—	10,000

Total current liabilities		$233,300	$—	$233,300
Term loan, AR securitization facility and finance lease obligations	Long-term debt	960,100	—	960,100
Other non-current liabilities	Other non-current liabilities	48,100	80,300	128,400
	Retirement benefit obligations	26,000	(26,000)	—
	Deferred income tax liabilities, net	54,300	(54,300)	—

Total liabilities		$1,321,800	$—	$1,321,800

Shareholders’ equity:
Voting common stock	Common stock	1,700	133,600	135,300
	Deferred shares	133,600	(133,600)	—
Treasury stock	Treasury stock, at cost	(12,300)	—	(12,300)
Redeemable convertible preferred stock		—	—	—
Additional paid-in capital	Additional paid-in capital	734,600	—	734,600
Retained earnings	Accumulated deficit	(637,103)	—	(637,103)
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(83,300)	—	(83,300)
Noncontrolling interest	Noncontrolling interest	12,200	—	12,200

Total shareholders’ equity		$149,397	$—	$149,397

Total liabilities and shareholders’ equity		$1,471,197	$—	$1,471,197

B.	Refer to the table below for a summary of adjustments made to present Kito Crosby’s statement of operations for the nine months ended September 30, 2025 to conform with that of the Company’s:

(in 000’s)

Columbus McKinnon Corporation Statement of operations Line Items	Kito Crosby Historical Statement of operations Line Items	Kito Crosby Nine Months Ended of September 30, 2025	Reclassification	Kito Crosby Reclassed
Net sales	Net sales	$833,700	$—	$833,700
Cost of products sold	Cost of sales	512,600	9,920	522,520

Gross profit		$321,100	$(9,920)	$311,180

Selling expenses		—	76,414	76,414
General and administrative expenses		—	98,840	98,840
Research and development expenses		—	12,026	12,026
	Selling, distribution and administrative expenses	197,200	(197,200)	—
Amortization of intangibles	Amortization of intangible assets	14,639	—	14,639

Income (loss) from operations		$109,261	$—	$109,261
Interest and debt expense	Interest expense, net	50,900	—	50,900
Investment (income) loss		—	(700)	(700)
	Unrealized gain on derivative	100	(100)	—
	Realized gain on derivative	(800)	800	—
Foreign currency exchange loss (gain), net		—	—	—
Other (income) expense, net	Other income expense	700	—	700

Income (loss) before taxes		$58,361	$—	$58,361
Income tax expense (benefit)	Income tax expense	18,800	—	18,800

Net income (loss)		$39,561	$—	$39,561
Net income attributable to noncontrolling interests	Net income attributable to noncontrolling interest	900	—	900

Net income (loss) attributable to common shareholders		$38,661	$—	$38,661

C.	Refer to the table below for a summary of adjustments made to present Kito Crosby’s statement of operations for the twelve months ended March 31, 2025 to conform with that of the Company’s:

(in 000’s)

Columbus McKinnon Statement of operations Line Items	Kito Crosby Historical Statement of operations Line Items	Kito Crosby Twelve Months Ended March 31, 2025	Reclassification	Kito Crosby Reclassed
Net sales	Net sales	$1,083,300	$—	$1,083,300
Cost of products sold	Cost of sales	662,400	7,070	669,470

Gross profit		$420,900	$(7,070)	$413,830

Selling expenses		—	79,342	79,342
General and administrative expenses		—	157,459	157,459
Research and development expenses		—	14,229	14,229
	Selling, distribution and administrative expenses	258,100	(258,100)	—
Amortization of intangibles	Amortization of intangible assets	18,100	—	18,100

Income (loss) from operations		$144,700	$—	$144,700
Interest and debt expense	Interest expense, net	87,500	—	87,500
Investment (income) loss (1)		—	—	—
	Unrealized gain on derivative	4,200	(4,200)	—
	Realized gain on derivative	(4,200)	4,200	—
Foreign currency exchange loss (gain), net		—	—	—
Other (income) expense, net	Other income expense	(300)	—	(300)

Income (loss) before taxes		$57,500	$—	$57,500
Income tax expense (benefit)	Income tax expense	34,500	(9,900)	24,600
	New market tax credit extinguishment	(9,900)	9,900	—

Net income (loss)		$32,900	$—	$32,900
Net income attributable to noncontrolling interests	Net income attributable to noncontrolling interest	900	—	900

Net income (loss) attributable to common shareholders		$32,000	$—	$32,000

(1)

Kito Crosby’s Unrealized gain on derivative and Realized gain on derivative income statement line items are both reclassified to Investment (income) loss. Given the amounts offset, the resulting reclassified amount is presented as zero.

Note 3 – Preliminary purchase price allocation

Estimated Aggregate Acquisition Consideration

The base purchase price for the Kito Crosby Acquisition of $2.7 billion is on a cash-free, debt-free basis, subject to customary closing adjustments and transaction-related payments. These include legal, accounting, and advisory fees incurred by Kito Crosby and paid by the Company at closing.

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Base purchase price	$2,700,000
Plus: Purchase price adjustments (1)	254,057
Plus: Transaction expenses paid on behalf of Kito Crosby	5,712

Total purchase consideration	$2,959,769

(1)

Purchase price adjustments estimate the contractual adjustments for the Kito Crosby Acquisition based on information available (e.g., Kito Crosby tax attributes, pension obligation credits received, and a net working capital adjustment).

Estimated Preliminary Purchase Price Allocation

The table below represents an estimated preliminary purchase price allocation based on estimates, assumptions, valuations, and other analyses based on Kito Crosby’s balance sheet as of September 30, 2025. The total preliminary estimated purchase consideration is allocated to the tangible and intangible assets and liabilities of Kito Crosby based on their estimated fair values as if the Kito Crosby Acquisition had occurred on December 31, 2025, which is the assumed Kito Crosby Acquisition date for purposes of the unaudited pro forma condensed combined balance sheet. Other than the items specifically noted below, Kito Crosby’s assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Based on the information available at the time of preparation of this unaudited pro forma condensed combined financial information, the Company believes that these carrying values approximate fair values. The Company has not completed the final allocation of the purchase price for the Kito Crosby Acquisition. Therefore, the acquired assets and liabilities assumed are reflected at their preliminary estimated fair values with the excess consideration recorded as goodwill. The final valuation could result in a material difference from the amounts shown.

The following table summarizes the preliminary purchase price as if the Kito Crosby Acquisition occurred on December 31, 2025.

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Total Consideration Paid	$2,959,769
Book value of net assets acquired at December 31, 2025	149,397
Adjusted for:
Elimination of existing goodwill and intangible assets	(355,897)
Repayment of Kito Crosby debt, net of unamortized debt issuance costs	970,100

Adjusted book value of net assets acquired	$763,600
Adjustments to:
Inventories	77,794
Property, plant and equipment, net	108,762
Other intangibles, net	1,380,000
Other non-current liabilities	(285,400)

Net assets acquired (excluding goodwill)	$2,044,756
Kito Crosby noncontrolling interest	(12,200)
Goodwill	927,213

Reconciliation to consideration transferred	$2,959,769

Note 4 – Transaction Accounting Acquisition Adjustments

Pro Forma Transaction Accounting Acquisition Adjustments to the unaudited pro forma condensed combined balance sheet

(a) The pro forma adjustment to Cash and cash equivalents consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Acquisition of Kito Crosby inclusive of estimated purchase price adjustments	$(2,954,057)
Company transaction costs	(36,039)
Kito Crosby transaction costs paid by Company	(5,712)

Pro forma adjustment to Cash and cash equivalents	$(2,995,808)

(b) Represents an adjustment of $77,794 to increase the carrying value of Inventories to their estimated fair value as of the Kito Crosby Acquisition date.

(c) Represents an adjustment of $2,136 to increase Prepaid expenses and other to establish an income tax receivable associated with Company transaction costs.

(d) Represents an adjustment of $108,762 to increase the carrying value of Property, plant and equipment, net to its estimated fair value as of the Kito Crosby Acquisition date.

The following table displays the expected useful lives of material property, plant, and equipment acquired in the Kito Crosby Acquisition.

Estimated Useful Life (in years)
Site improvements	20 - 40
Buildings & improvements	20 - 40
Machinery & equipment	5
Computer software	4
Furniture, fixtures & equipment	5 - 20
Transportation equipment	3
Tooling	5
Computer & networking equipment	4

(e) The pro forma adjustment to Goodwill consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Goodwill resulting from the Kito Crosby Acquisition	$927,213
Elimination of Kito Crosby’s historical goodwill	(133,197)

Pro forma adjustment to Goodwill	$794,016

(f) The pro forma adjustment to Other intangibles, net consists of the following:

(in 000’s)	Amount	Estimated Useful Life (in years)
Pro forma transaction accounting acquisition adjustments:
Fair value of customer relationships	$1,092,900	11
Fair value of trade names	287,100	9 - 13
Elimination of Kito Crosby’s historical intangibles	(222,700)

Pro forma adjustment to Other intangibles, net	$1,157,300

(g) Represents adjustments of $(960,100) and $(10,000) to eliminate the historical Kito Crosby long-term and short-term debt balances, respectively, including any related unamortized debt issuance costs. The adjustments reflect the repayment of Kito Crosby debt obligations by the Company at the closing of the Kito Crosby Acquisition, as set forth in the Stock Purchase Agreement.

(h) The pro forma transaction adjustments to Other non-current liabilities consist of the following:

(in 000’s)	Amount
Pro forma transaction accounting acquisition adjustments:
Deferred tax liabilities from the Kito Crosby Acquisition	$285,400
Deferred tax liabilities from Company transaction costs	(3,100)

Pro forma adjustment to Other non-current liabilities	$282,300

(i) The pro forma adjustments to Shareholders’ equity consist of the following:

(in 000’s)	Voting common stock	Treasury stock	Additional paid-in- capital	Retained earnings	Accumulated other comprehensive income (loss)
Pro forma transaction accounting acquisition adjustments:
Elimination of Kito Crosby’s historical equity	$(135,300)	12,300	(734,600)	637,103	83,300
Company transaction costs, net of tax	—	—	—	(30,803)	—

Pro forma adjustment to Shareholders’ Equity	$(135,300)	12,300	(734,600)	606,300	83,300

Pro Forma Transaction Accounting Acquisition Adjustments to the unaudited pro forma condensed combined statement of operations

(j) The pro forma adjustment to Cost of products sold consists of the following:

(in 000’s)	Nine Months ended December 31, 2025	Twelve Months ended March 31, 2025
Pro forma transaction accounting acquisition adjustments:
Fair-value step up of acquired inventory (1)	$—	$77,794
Incremental depreciation on acquired property, plant, and equipment, net	14,958	19,944

Pro forma adjustment to Cost of products sold	$14,958	$97,738

(1)	These costs are nonrecurring in nature and not anticipated to affect the unaudited pro forma condensed combined statement of operations beyond twelve months after the closing of the Transactions.

(k) Represents an adjustment of $36,039 for the twelve months ended March 31, 2025 to General and administrative expenses to record transaction costs incurred by the Company in connection with the acquisition of Kito Crosby.

(l) The pro forma adjustment to Amortization of intangibles consists of the following:

(in 000’s)	Nine Months ended December 31, 2025	Twelve Months ended March 31, 2025
Pro forma transaction accounting acquisition adjustments:
Pro forma amortization expense on acquired customer relationships	$74,516	$99,355
Pro forma amortization expense on acquired trade names	18,534	24,712
Removal of historical Kito Crosby amortization of intangibles	$(14,639)	$(18,100)

Pro forma adjustment to Amortization of intangibles	78,411	105,967

A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $9,305 for nine months ended December 31, 2025 and $12,407 for the twelve months ended March 31, 2025. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Kito Crosby Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(m) Represents an adjustment of $(50,900) and $(87,500) for the nine months ended December 31, 2025 and twelve months ended March 31, 2025, respectively, to Interest and debt expense to eliminate historical Kito Crosby interest expense and amortization of debt issuance costs associated with the debt repaid by the Company as of the Kito Crosby Acquisition date.

(n) Reflects the income tax effect of the pro forma transaction accounting acquisition adjustments calculated using a weighted average statutory rate of 25%.

Note 5 – Transaction Accounting Financing Adjustments

Pro Forma Transaction Accounting Financing Adjustments to the unaudited pro forma condensed combined balance sheet

(a) The pro forma adjustment to Cash and cash equivalents consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Inflows:
Cash received from Term Loan B Facility	$1,650,000
Cash received from Notes	900,000
Cash received from Preferred Shares issuance	800,000
Cash received from draw on Revolving Credit Facility	75,000

Total inflows	$3,425,000
Outflows:
Cash paid to extinguish Company debt	$(441,073)
Debt issuance costs and financing fees for Term Loan B Facility, Notes, Bridge Facility, Revolving Credit Facility and discount on Term Loan B Facility	(83,422)
Cash paid for Preferred Shares issuance costs	(12,000)

Total outflows	$(536,495)

Pro forma adjustment to Cash and cash equivalents	$2,888,505

(b) The pro forma adjustment to Other assets consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Revolving Credit Facility fees	$6,119
Extinguishment of the Company’s existing revolving credit facility	(957)

Pro forma adjustment to Other assets	$5,162

(c) The pro forma adjustment to Current portion of long-term debt and finance lease obligations consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Extinguishment of Company short-term debt	$(50,000)
Draw on Revolving Credit Facility	75,000

Pro forma adjustment to Current portion of long-term debt and finance lease obligations	$25,000

(d) The pro forma adjustment to Term loan, AR securitization facility and finance lease obligations consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Issuance of Term Loan B Facility	$1,650,000
Issuance of Notes	900,000
Less: Debt issuance costs and financing fees for the Term Loan B Facility and Notes and discount on Term Loan B Facility	(55,876)
Extinguishment of Company long-term debt	(388,352)

Pro forma adjustment to Term loan, AR securitization facility and finance lease obligations	$2,105,772

(e) The pro forma adjustment to Redeemable convertible preferred stock consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Issuance of Preferred Shares	$800,000
Less: Issuance costs	(12,000)

Pro forma adjustment to Redeemable convertible preferred stock	$788,000

(f) The pro forma adjustment to Retained earnings consists of the following:

(in 000’s)	Amount
Pro forma transaction accounting financing adjustments:
Bridge Facility fees	$(18,374)
Other financing fees	(3,053)
Extinguishment of existing Company long-term debt (1)	(2,721)
Extinguishment of existing Company revolving credit facility (1)	(957)

Pro forma adjustment to Retained earnings	$(25,105)

(1)	Reflects the unamortized deferred financing fees associated with the repaid Company term loan and terminated revolving credit facility.

Pro Forma Transaction Accounting Financing Adjustments to the unaudited pro forma condensed combined statement of operations

(g) The pro forma adjustment to Interest and debt expense consists of the following:

(in 000’s)	Nine Months ended December 31, 2025	Twelve Months ended March 31, 2025
Pro forma transaction accounting financing adjustments:
Interest expense and fees on new debt commitments (1)	$142,865	$193,465
Bridge Facility upfront fees	—	18,375
Amortization of Revolving Credit Facility fees	918	1,224
Eliminate interest expense and fees on the replaced financing	(24,179)	(30,035)

Pro forma adjustment to Interest and debt expense	$119,604	$183,029

(1)

For purposes of this pro forma adjustment, the weighted-average interest rate used for the incremental long-term debt was 7.15%. A change of 1/8% to the interest rate on the Term Loan B Facility would change interest expense by 1,547 and 2,063 for nine months ended December 31, 2025 and the twelve months ended March 31, 2025, respectively.

(h) Represents an adjustment of $4,739 to Other (income) expense, net to reflect a loss on extinguishment of the Company’s historical term loan and revolving credit facility for the twelve months ended March 31, 2025. The loss represents the write-off of unamortized deferred financing fees associated with repaid term loan and the terminated revolving credit facility.

(i) Reflects the income tax effect of the pro forma transaction accounting financing adjustments calculated using a weighted average statutory rate of 25% for the nine months ended December 31, 2025 and for the twelve months ended March 31, 2025.

Note 6 – Divestiture Adjustments

Pro Forma Divestiture Adjustments to the unaudited pro forma condensed combined balance sheet

(a) Reflects the receipt of $210,000 of gross cash proceeds from the Divestiture. Of this amount, $160,000 is used to repay a portion of the Term Loan B Facility, including all accrued interest through such date of repayment, $45,000 is used to pay taxes on the sale, and $5,000 is used for transaction costs, resulting in no net change to cash and cash equivalents. No adjustment has been made to the sale proceeds from the Divestiture to give effect to any potential post-closing adjustments under the terms of the Equity Purchase Agreement for the Divestiture. For pro forma presentation purposes, a corresponding entry of $55,325 is recorded as an adjustment to retained earnings to reflect the excess of net proceeds over the carrying amount of net assets divested in the Divestiture, offset by the related tax expense and transaction costs.

(b) Represents the elimination of assets and liabilities related to the Divestiture Business.

The allocation of goodwill to the Divestiture has been made on a relative fair value basis and has not been finalized, is subject to change, and could vary materially from the pro forma amounts presented herein. The pro forma adjustment is based on estimates and certain preliminary information and has been made solely for the purpose of providing the pro forma unaudited financial statements presented above. Final valuations will be performed as of the closing date of the Divestiture and changes to the relative fair values of relevant balance sheet amounts will result in adjustments to the goodwill allocation, and those adjustments may be material.

Pro Forma Divestiture Adjustments to the unaudited pro forma condensed combined statement of operations

(c) Represents the elimination of pre-tax historical net sales, cost of products sold, and other expenses related to the Divestiture Business within the unaudited pro forma condensed combined statement of operations for the nine months ended December 31, 2025 and for the twelve months ended March 31, 2025.

(d) Reflects the increase in General and administrative expenses of $5,000 for the estimated Divestiture transaction costs for the twelve months ended March 31, 2025.

(e) Reflects the decrease in Interest and debt expense of $8,604 and $11,472 of the Company associated with the repaid long-term debt for the nine months ended December 31, 2025 and for the twelve months ended March 31, 2025, respectively.

(f) Reflects a $105,325 pre-tax gain of sale from the Divestiture Business for the twelve months ended March 31, 2025. This is a non-recurring item. The actual gain recorded upon transaction close may be subject to material change and will be based on amounts at the close date.

(g) Reflects the income tax effect of the pro forma Divestiture adjustments calculated using a weighted average statutory tax rate of 25% for the nine months ended December 31, 2025 and for the twelve months ended March 31, 2025.

Note 7 – Pro Forma Loss Per Share

Pro forma loss per share consists of the following:

(in 000’s)	Nine months ended December 31, 2025	Twelve Months ended March 31, 2025
Pro forma transaction accounting financing adjustments:
Pro forma net income (loss) attributable to controlling interests	$(105,383)	$(233,175)
Dividends on Preferred Shares	(42,739)	(57,487)

Pro Forma net income (loss) available to common shareholders	$(148,122)	$(290,662)
Pro forma basic loss per share
Historical average basic shares outstanding	28,704	28,738

Pro forma basic loss per share	$(5.16)	$(10.11)

Pro forma diluted loss per share
Historical average basic shares outstanding	28,906	28,738

Pro forma diluted loss per share	$(5.12)	$(10.11)